EXHIBIT 99.2


PRESS RELEASE

Contact:   Steve Solomon                     Ed Lewis
           Citadel Security Software Inc.    CEOcast, Inc.
           (214) 750-2454                    (212) 732-4300
           ssolomon@citadel.com              elewis@ceocast.com


     CITADEL SECURITY SOFTWARE REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

DALLAS, TX - MAY 9, 2005 -- Citadel Security Software Inc. (NASDAQ:CDSS), a leader in enterprise vulnerability management and policy enforcement solutions, today announced financial results for its first quarter ended March 31, 2005. Revenue for the first quarter was $1,739,926 versus revenue of $2,322,115 for the same period in 2004. For the quarter ended March 31, 2005 the company reported a net loss to common shareholders of $5,253,220, or $(0.18) loss per share, versus a net loss to common shareholders of $1,720,593, or $(0.06) loss per share, for the quarter ended March 31, 2004.

"While we are disappointed with the elongated procurement sales cycles of our potential customers, our current pipeline for business remains strong," said Steven B. Solomon, CEO of Citadel Security Software Inc. "Going forward, we are broadening our product offering, simplifying our product delivery and initiating a reseller program that will allow us to shorten our sales cycle and increase our market penetration. With Hercules 4.0, scheduled for early June release, customers will be able to license a compliance-only version of our product. We believe that this product approach will result in a higher volume of initial sales leading to follow-on sales of our full product suite. In addition, our reseller program should result in increased market opportunity and improved sales performance."

"In the first quarter, we have made great progress launching our alliance and channel program. To date, we have executed partner agreements with a global systems integrator and with the consulting practice of one of the Big 4 accounting firms. We are also currently engaged in negotiations with several security solution resellers to resell our full suite of Hercules products. We believe that adding alliance and channel partners will expand the sales opportunities beyond those currently in our sales pipeline by leveraging the partner's pre-existing customer relationships. We expect that the partners' pre-existing relationships will shorten the sales cycle and expand our presence to customers where we are not currently engaged."

"We are also encouraged by the initial response to our previously announced Hercules Security-On-Demand appliance, which utilizes a pay-as-you-go pricing model providing customers flexible and ratable pricing along with complete access to our full Hercules suite," said Mr. Solomon. "In April, we began shipping the appliance to our beta test customers. The results have indicated success and high interest in the appliance and have made us optimistic that later this year the product will provide us with a more predictable revenue stream, which will compliment our traditional enterprise and government revenue streams."

Business Outlook: While the Company believes the elongated sales cycles for large enterprise transactions will continue, the sales and product initiatives that have been implemented beginning in the first quarter of 2005 are expected to result in an increased volume of initially smaller Hercules component orders. These initial transactions will provide a customer base on which Citadel expects incremental growth and higher incremental revenue per customer for the full Hercules product suite. While the Company believes the long term benefits will be more ratable and predictable revenue, the effect of elongated sales cycles for large enterprise transactions, however, will result in revenue for fiscal 2005 now expected to be between $18 million and $20 million, compared to previous expectations of $24 million to $25 million.

Mr. Solomon and Richard Connelly, CFO will host a conference call and webcast to discuss these results at 4:30 p.m. Eastern Time today. The conference call is being


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webcast by CCBN and will be available from the Investor Relations section of the company's corporate website. Interested participants may call (800) 573-4754 when calling within the United States or 617-224-4325 when calling internationally. Please reference Conference I.D. Number 16918963. A replay of the webcast will be available beginning two hours after the completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's
----------------------
Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).
---------------------

Please visit the Company's website or go directly to
http://www.Citadel.com/1q05webcast/ to register for the webcast.
-----------------------------------

ABOUT CITADEL

Citadel Security Software (NASDAQ:CDSS) delivers security solutions that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. For more information, visit www.citadel.com or contact the company at (214) 520-9292.
---------------

SAFE HARBOR/FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: the economic and geopolitical environment;

changes in the information technology spending trends; the uncertainty of funding of government and corporate information technology security projects; the variability of the product sales cycle, including longer sales cycles for government and large commercial contracts; changes to the company's sales model in connection with the rollout of its new products and services and channel sales may result in decreased revenues or earnings; the uncertainty that the company's prospective deals will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; a lack of Citadel operating history; uncertainty of product development and acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the company's industry; the effects of inflation; changes in laws and regulations; changes in the company's business plans, including shifts to new pricing models and sales model (including channel sales) that may cause delays in licenses; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; the company's ability to attract and retain qualified personnel; and adjustments to the amounts presented in the unaudited financial tables as a result of the completion of the audit process. For a discussion of these and other risk factors, see the company's Annual Report on Form 10-KSB for the year ended December 31, 2004. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

                              UNAUDITED FINANCIAL TABLES

                            CITADEL SECURITY SOFTWARE INC.
                                    BALANCE SHEETS


                                                         March 31,
                                                            2005        December 31,
                                                        (unaudited)         2004
                                                       --------------  --------------
                                 ASSETS
                                 ------

CURRENT ASSETS
  Cash and cash equivalents                            $   4,530,418   $   9,838,154
  Accounts receivable - trade,
    less allowance of $209,000                               429,387         615,749
  Prepaid expenses and other current assets                1,296,816       1,466,354
                                                       --------------  --------------
  Total current assets                                     6,256,621      11,920,257

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $1,144,759 and $726,444                  6,178,667       6,356,362

CAPITALIZED SOFTWARE DEVELOPMENT COSTS,
  net of accumulated amortization
  of $4,917,624 and $4,433,065                             4,566,837       4,048,452

OTHER ASSETS                                                 108,737          83,439
                                                       --------------  --------------
TOTAL ASSETS                                           $  17,110,862   $  22,408,510
                                                       ==============  ==============

          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------

CURRENT LIABILITIES
  Current portion of long-term debt                    $   1,372,727   $   1,327,273
  Accounts payable and accrued expenses                    2,379,922       3,040,665
  Accrued compensation and payroll tax obligations         1,402,174       1,413,670
  Accrued preferred stock dividends payable                  187,500         187,500
  Current portion of deferred revenue                      3,316,871       2,462,851
                                                       --------------  --------------
  Total current liabilities                                8,659,194       8,431,959

Long-term debt, less current portion                       1,646,212       1,989,393
Deferred revenue, less current portion                       484,968         480,172
Other non-current liabilities                                688,329         714,466

PREFERRED STOCK, $1,000 stated value per share;
  1,000,000 shares authorized; 15,000 shares
  issued and outstanding at March 31, 2005 and
  December 31, 2004, liquidation
  preference of $15,187,500                               10,763,389      10,701,847
COMMON STOCK, $0.01 par value; 50,000,000
  shares authorized; 29,845,730 shares issued and
  outstanding at March 31, 2005 and December 31, 2004        298,457         298,457
ADDITIONAL PAID IN CAPITAL                                44,030,884      44,248,609
ACCUMULATED DEFICIT                                      (49,460,571)    (44,456,393)
                                                       --------------  --------------
STOCKHOLDERS' EQUITY                                       5,632,159      10,792,520
                                                       --------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $  17,110,862   $  22,408,510
                                                       ==============  ==============

                         CITADEL SECURITY SOFTWARE INC.
                       UNAUDITED STATEMENTS OF OPERATIONS

                                                      Three Months Ended
                                                           March 31,
                                                    2005             2004
                                               ---------------  ---------------
Revenue
  License fees                                 $      193,858   $    1,819,835
  Customer support services                         1,160,511          466,224
  Other services                                      385,557           36,056
                                               ---------------  ---------------
     Total revenue                                  1,739,926        2,322,115

Costs of revenue
  Software amortization                               484,559          189,966
  Customer support services                           461,181          282,462
  Other services                                      124,258           20,203
  Shipping and other costs                              7,351            4,865
                                               ---------------  ---------------
     Total costs of revenue                         1,077,349          497,496

Operating expenses
  Selling, general and administrative expense       4,870,596        2,941,464
  Product development expense                         342,844          390,165
  Depreciation expense                                418,315          103,256
                                               ---------------  ---------------
     Total operating expenses                       5,631,755        3,434,885
                                               ---------------  ---------------
       Operating loss                              (4,969,178)      (1,610,266)

Interest income                                        25,425           19,966
Interest expense                                      (60,425)               -
Other income                                                -            2,917
                                               ---------------  ---------------
Loss before income taxes                           (5,004,178)      (1,587,383)

Provision for income taxes                                  -                -
                                               ---------------  ---------------
Net loss                                           (5,004,178)      (1,587,383)
Preferred stock dividends                            (187,500)        (102,439)
Accretion of preferred stock beneficial
  conversion feature                                  (61,542)         (30,771)
                                               ---------------  ---------------
Net loss to common shareholders                $   (5,253,220)  $   (1,720,593)
                                               ===============  ===============
Net loss per share to common shareholders
  - basic and diluted                          $        (0.18)  $        (0.06)
                                               ===============  ===============
Weighted average common shares outstanding
  - basic and diluted                              29,845,730       28,421,686
                                               ===============  ===============

                             CITADEL SECURITY SOFTWARE INC.
                           UNAUDITED STATEMENTS OF CASH FLOWS


                                                              Three Months Ended
                                                                   March 31,
                                                              2005            2004
                                                         --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                               $  (5,004,178)  $  (1,587,383)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                            902,874         293,222
      Provision for returns, allowances and bad debts                -          24,566
      Amortization of deferred financing                         6,019               -
  Changes in operating assets and liabilities
      Accounts receivable                                      186,362      (2,345,130)
      Prepaid expenses and other current assets                169,539        (226,757)
      Other assets                                                   -         (21,202)
      Accounts payable and accrued expenses                   (283,211)        163,005
      Accrued compensation and payroll tax obligations         (11,496)        232,610
      Deferred revenue                                         858,816          84,886
                                                         --------------  --------------
    NET CASH USED IN OPERATING ACTIVITIES                   (3,175,275)     (3,382,183)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                         (644,290)       (611,547)
  Capitalized software development costs                    (1,002,944)       (945,257)
                                                         --------------  --------------
    NET CASH USED IN INVESTING ACTIVITIES                   (1,647,234)     (1,556,804)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from issuance of preferred stock                      -      13,797,283
  Payments of long-term debt                                  (297,727)              -
  Payments of preferred stock dividends                       (187,500)              -
  Payments of notes and advances from related parties                -         (16,035)
  Proceeds from the exercise of stock options                        -          38,985
                                                         --------------  --------------
    NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES       (485,227)     13,820,233

Net (decrease) increase in cash and cash equivalents        (5,307,736)      8,881,246
Cash and cash equivalents at the beginning
  of the period                                              9,838,154       5,092,161
                                                         --------------  --------------
Cash and cash equivalents at the end of the period       $   4,530,418   $  13,973,407
                                                         ==============  ==============
Non-cash financing items:
  Preferred stock dividend accrued                       $     187,500   $     102,439
                                                         ==============  ==============
  Beneficial conversion feature of
    convertible preferred stock                          $           -   $     984,649
                                                         ==============  ==============
  Accretion of beneficial conversion feature
    of convertible preferred stock                       $      61,542   $      30,771
                                                         ==============  ==============
  Fair value of warrants issued in connection
    with sale of preferred stock                         $           -   $   2,326,184
                                                         ==============  ==============
  Fair value of warrants issued in conjunction
    with bank lines of credit recorded as
    deferred financing costs                             $      31,317   $           -
                                                         ==============  ==============
  Issuance of common stock through exercise of
    exchange right by officer                            $           -   $      15,000
                                                         ==============  ==============